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                            Senate Capital Group Inc.
                          Suite 306 - 1140 Homer Street
                                 Vancouver, B.C.
                                     V6B 2X6

                               Tel: (604) 689-1659
                               Fax: (604) 689-1722


January 21, 2003

Carleton Ventures Corp.
Suite 306 - 1140 Homer Street
Vancouver, B.C.
V6B 2X6

Dear Sirs:

Senate Capital Group Inc. hereby agrees to advance additional funds to Carleton Ventures Corp. in order to enable Carleton to proceed to complete Phase III of the recommended exploration program on the Burner Hills property. Funds will be advanced to the extent that Carleton's cash reserves are insufficient to pay for Phase III of the recommended exploration program, to a maximum amount of $13,000, being the budgeted cost of Phase III. All funds will be advanced as loans repayable on demand.

Sincerely,

SENATE CAPITAL GROUP INC.


/s/ Dennis Higgs

Dennis L. Higgs
President